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                                                                    Exhibit 99.1

Thursday October 11, 9:20 am Eastern Time
Press Release

SOURCE: DTVN Holdings, Inc.

DTVN Announces McInerney and Moffitt as New Directors and Plans for October 15th KBRO Emerging Communications Conference

DALLAS, Oct. 11 /PRNewswire/ -- DTVN Holdings, Inc. (OTC Bulletin Board: DTVN - news) Chairman and CEO Hugh Simpson today announced the addition of Michael P. McInerney and Steven K. Moffitt to the Board of Directors. Simpson also said that the management team of its DataVoN, Inc. subsidiary, a leading provider of packet-switched network telecommunications services, would make a presentation at the Fourth Annual Kaufman Bros., L.P. Emerging Communications Conference on October 15, 2001 in New York.

With a broad professional background in telecommunications, McInerney is the President of Lintel, Inc. subsidiaries Hart Telephone Company, Hart Communications, Hart Cable and Diversified Golf. Joining Lintel in 1994, McInerney previously served as Executive Vice President, responsible for operational and strategic management of telephone, cable, cellular, PCS properties and was the primary contact for legislative and regulatory issues. From 1980-1994, McInerney served successfully with two major telephone companies. "I am pleased to welcome Michael McInerney to our Board. Mike brings telecommunications insight and expertise at a time of dynamic change in the industry," said Simpson.

As Senior Vice President and Chief Information Officer for Dynegy Global Communications and international energy trading, Steven K. Moffitt is responsible for all technology solutions and supporting infrastructure within these business segments. Prior to joining Dynegy, Moffitt served at the executive level for several organizations, responsible for management of information systems, technology solutions, systems integration and other business components. Moffitt has also held consulting assignments with several major firms in their energy, chemical and utility practices. Simpson said, "Our partnering with Dynegy has been a significant step in achieving the goals of our business model. Steven Moffitt will provide strategic technical expertise, and I am pleased to announce his appointment to our Board."

Simpson also announced that DataVoN would participate in the Fourth Annual Kaufman Bros., L.P. Emerging Communications Conference (www.kbro.com ),
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scheduled for October 15th and 16th in New York. DataVoN will deliver a presentation on Monday afternoon. In addition to Simpson, Chief Financial Officer, Philip O'Reilly and Chief Operating Officer, Steve Holden will represent DataVoN. "The KBRO conference is an important opportunity for DataVoN. A


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whole range of participants in the telecommunications sector will attend this meeting. We have a compelling record of performance in the telecommunications industry, and this is an ideal forum for presenting an overview of our success and future plans," O'Reilly said.

DataVoN, Inc. (www.datavon.com), Video Intelligence, Inc.
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(www.video-intelligence.com) and Zydeco Exploration, Inc. are wholly owned
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subsidiaries of DTVN Holdings, Inc. DataVoN has received the Frost & Sullivan
2001 Market Engineering Award for Business Development Strategy. DataVoN's core business is to provide wholesale origination, transport and termination services through its state-of-the-art packet-switched network which facilitates sharing of voice, data and video transmissions over the same medium. Video Intelligence, with offices and operations in West Chester, Pennsylvania and Fort Worth, Texas, is a premiere provider of business- critical video applications and services, and specializes in enterprise IP video services, including video conferencing. Zydeco manages the corporate oil and gas resources. DTVN has headquarters and its Network Operations Center in Richardson, Texas.

The information contained in this press release, or on the DataVoN Corporate Website, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release reflect DataVoN's current views with respect to possible future events and financial performance and are subject to certain risks and uncertainties that could cause DataVoN's actual results to differ materially from its historical results or those that DataVoN hopes to achieve. In this press release, the words "anticipates," "plans," "believes," "expects," "intends," "future," and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this press release.

SOURCE: DTVN Holdings, Inc.


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